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                                                                  Exhibit 10.18

                                 FIRST AMENDMENT

                                     TO THE

                         2000 DIRECTOR STOCK OPTION PLAN

Effective May 14, 2002, the 2000 Director Stock Option Plan (the "Plan") is hereby amended to increase the number of Shares (as defined in the Plan) available for grants under the Plan by 150,000 Shares as follows:

         The first sentence of SECTION 5 "MAXIMUM NUMBER OF SHARES AVAILABLE FOR OPTIONS" of the Plan is hereby deleted in its entirety and replaced by the following:

                  "Subject to adjustment in accordance with Section 7.2 hereof, the maximum number of Shares for which grants under the Plan shall be available is 350,000."